UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         March 6, 2007

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive
Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 327-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05.  Costs Associated with Exit or Disposal Activities

On March 6, 2007, the Board of Directors (the “Board”) of Omtool, Ltd. (the “Company”) committed to a plan of cost reductions pursuant to which the Company’s workforce will be reduced by approximately fourteen (14) positions.  The Company communicated this decision to affected employees on March 12 and 13, 2007.

The Board adopted the plan in support of the integration of the business of BlueChip Technologies Ltd. that the Company acquired in December 2006.  The plan is also designed to reduce expenses through a restructuring that enables the Company’s sales force to focus on selling the Company’s products to the legal and healthcare vertical markets directly and also in partnership with indirect sales channels, while allowing Company partners to focus on selling to the financial services and other vertical markets.  The estimated amount of the costs expected to be incurred in connection with the plan of termination is approximately $105,000, consisting primarily of one-time employee severance costs.  The Company anticipates that approximately $50,000 of the costs incurred in connection with the plan of termination will result in cash expenditures following the first quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: March 15, 2007
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title:	Chief Financial Officer,
Secretary and Treasurer